UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2019

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Non-Employee Director Compensation Policy

On August 12, 2019, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) amended the Company’s Compensation Policy for Non-Employee Directors (the “Amended Director Policy”), pursuant to which non-employee members of the Board receive compensation for service on the Board and its Committees.  The amendment had previously been approved by the Compensation Committee of the Board (the “Committee”).  The amendment permits Directors to elect to receive an award of the Company’s Common Stock in lieu of cash fees for service on the Board or a Committee of the Board.  The Board approved this amendment because it believes the receipt of stock instead of cash fees would strengthen the alignment of the interests of Board members with the interests of stockholders.  As a result, the Amended Director Policy provides for the following compensation for non-employee Directors:

Cash Fees.  Under the Amended Director Policy, annual cash fees are payable quarterly in arrears to Directors, as follows:

Position	Annual Fees
Board Member (Base Fee)	$55,000
Board Chairman (Additional Fee)	$25,000
Audit Chairman	$20,000
Compensation Chairman	$20,000
N&CG Chairman	$20,000
Non-Chairman Committee member	$ 5,000

Option to Receive Stock In Lieu of Cash Fees:  Beginning in 2020, non-employee Directors shall have the option to receive shares of the Company’s Common Stock in lieu of cash fees received for service on the Board and its Committees.  In the event an election is made by a non-employee Director to receive Common Stock in lieu of cash fees, such Director shall automatically be granted on the applicable fee payment date a number of shares of Common Stock having an aggregate fair market value equal to the aggregate amount of such non-employee Director’s cash fee for such fiscal quarter, determined by dividing (A) the aggregate amount of the fee by (B) the average of the high and low sales price of the Company’s Common Stock as reported on the NASDAQ Stock Exchange on the applicable fee payment date (the “Quarterly Grant”).  Non-employee Directors are permitted to direct the Company to withhold restricted stock in order to pay tax withholding obligations arising upon the issuance of each Quarterly Grant.

Initial and Annual Equity Awards.  Non-employee Directors will receive an initial grant of time-vested restricted shares of the Company’s Common Stock upon joining the Board (the “Initial Grant”).  The Initial Grant will be valued at $100,000 on the grant date and will cliff vest two (2) years after the Director joins the Board.

Each non-employee Director will receive an annual grant of restricted shares (the “Annual Grant”) on the date of the Company’s Annual Meeting of Stockholders which will vest immediately prior to the Company’s next Annual Meeting of Stockholders.  The value of Annual Grants for Board members are as follows:

Position	Value
Board Member (Base Value)	$105,000
Board Chairman (Additional Award Value)	$ 25,000

The dollar value of each Initial Grant and Annual Grant is converted into restricted stock by dividing the above values by the average of the high and low sales prices of the Company’s Common Stock, as reported on the NASDAQ Stock Market, on the grant date.  Non-employee Directors are permitted to direct the Company to withhold restricted stock in order to pay tax withholding obligations arising upon the vesting of such shares.

Equity Award Terms.  Each Initial Grant, Annual Grant and Quarterly Grant shall be made under the terms of the Company’s Stock Award Plan or a successor plan and will be subject to the terms and conditions of such plan and the applicable award agreement.  Any unvested restricted stock granted to non-employee Directors will vest in their entirety immediately upon the occurrence of a “change of control” of the Company. A “change of control” means a change of control that would be required to be reported under the Securities Exchange Act of 1934, as amended, and would be deemed to have occurred at such time as (i) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; (ii) any person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30 percent or more of the total voting power of the Company’s stock; (iii) a majority of the members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iv) a person, or more than one person acting as a group within the meaning of Section 409A of the Code, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions. In addition, if a non-employee Director leaves the Board for any reason other than a change of control, prior to the end of the vesting period for the Annual Grant of restricted stock, such award shall immediately vest on a pro-rata basis based on the actual duration of such Director’s service to the Board during such vesting period.

Deferred Compensation:  Non-employee Directors are permitted to defer all or a portion of the fees and equity awards under the terms of the Company’s Non-Qualified Deferred Compensation Plan.

New Director Appointment

Effective on August 11, 2019, James A. Datin was appointed as a new member of the Company’s Board of Directors.  Mr. Datin will serve as a Class III Director with an initial term expiring at the Company’s 2021 Annual Meeting of Stockholders.  Mr. Datin has also been appointed to serve on the Board’s Audit Committee and Compensation Committee.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”) and Stock Award Plan, Mr. Datin was granted an initial equity award of time-vested restricted shares of the Company’s common stock having an aggregate value of $100,000.  The foregoing grant will vest two years following the grant date.  Vesting will be accelerated in the event of a change in control involving the Company.  Mr. Datin will also receive fees and additional equity compensation pursuant to the Policy.

There are no arrangements or understandings between Mr. Datin and any other person pursuant to which he was selected as a Director of the Company.  Mr. Datin does not have any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which Mr. Datin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A press release announcing Mr. Datin’s appointment to the Board is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 12, 2019 the Company amended and restated its Code of Business Conduct and Ethics in its entirety (as amended and restated, the “Code”).  The Code applies to all employees and non-employee Directors of the Company, and constitutes a “code of ethics” as such term is defined in Item 406(b) of Regulation S-K.

The Code sets forth guiding principles of business ethics and certain legal requirements, including, but not limited to, the Company’s policies with respect to insider trading, conflicts of interest, competition and fair dealing, diversity, discrimination and harassment, health and safety, and compliance with laws.  The Code also provides that, for conduct involving an executive officer or Director of the Company, only the Board of Directors of the Company has the authority to waive a provision of the Code.

The foregoing summary of the Code is not intended to be exhaustive and is qualified in its entirety by reference to the Code, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05.  The Company has posted a copy of the Code on the Company’s website, https://www.orasure.com.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

14.1	Amended and Restated Code of Business Conduct and Ethics of OraSure Technologies, Inc.

99.1	Press Release of OraSure Technologies, Inc., dated August 14, 2019, announcing the appointment of James A. Datin to the Company’s Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: August 14, 2019	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary